THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE COMMON STOCK

OF

SALEEN AUTOMOTIVE, INC.

Original Issue Date: December 29, 2017

This is to certify that, FOR VALUE RECEIVED, _____________, or assigns (“Holder”), is entitled to purchase at the Exercise Price (defined below), subject to the provisions of this Warrant, from Saleen Automotive, Inc., a Nevada corporation (the “Company”) up to _____________Warrant Shares.

1. Definitions. As used herein, the following terms shall have the following respective meanings:

(a) “Common Stock” means the common stock, $0.001 par value per share, of the Company.

(b) “Exercise Period” means the period commencing on the Original Issue Date set forth above and ending 5:00 pm PST twenty four (24) months from the date that the Company has registered the Common Stock pursuant to Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934 (“Exchange Act”), provided that if during the Exercise Period the Company does not timely file all reports with the Securities and Exchange Commission that are required under the Exchange Act (a “filing lapse”) or breaches any covenant under paragraph 13 below, the Exercise Period shall be extended by five days for each day of filing lapse or each day that any breach under paragraph 13 remains uncorrected, provided that in no event shall the Exercise Period extend beyond December 29, 2021.

(c) “Exercise Price” means $0.60 per Share subject to adjustment pursuant to Section 5 below.

(d) “Warrant Shares” means mean the shares of the Common Stock issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms hereof.

2. Exercise of Warrant; Cancellation Of Warrant.

(a) This Warrant may be exercised in whole or in part, at any time during the Exercise Period. If this Warrant shall have been exercised in part, the Company shall at the request of Holder and upon surrender of this Warrant at the time of delivery of the certificate or certificates representing the Warrant Shares deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant.

(b) This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price. As soon as practicable after such exercise of this Warrant, but not later than five (5) days following the receipt of good and available funds, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. Upon receipt by the Company of this Warrant at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

3. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of the shares of Common Stock, determined as follows:

(a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current market value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or market; or

(b) If the Common Stock is not so listed or admitted to unlisted trading privileges, but is quoted on the OTC Bulletin Board or by the OTC Markets Group, Inc., the current market value shall be the mean of the last reported bid and asked prices reported by the OTC Bulletin Board or the OTC Markets Group, Inc., as applicable, on the last business day prior to the date of the exercise of this Warrant; or

(c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

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4. Exchange, Transfer, Assignment Or Loss Of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

5. Piggyback Registration Rights.

(a) If the Company, during the term of this Warrant, proposes to register any of its securities under the Securities Act (other than in connection with an employee benefit plan or a transaction contemplated by Rule 145(a) promulgated under the Securities Act or pursuant to registration on Form S-4 or any successor forms) whether for its own account or for the account of any holder or holders of its shares, the Company shall at each such time give prompt (but not less than thirty (30) days prior to the anticipated effectiveness thereof) written notice to the holder of this Warrant and to its assignees, if any, of its intention to do so. The holder of Warrant shall exercise the “piggy-back” rights provided herein by giving written notice within ten (10) days after the receipt of any such notice. The Company will use reasonable commercial efforts to effect the registration under the Securities Act of all of the Warrant Shares which the Company has been so requested to register by such holder, to the extent required to permit the disposition of the Warrant Shares so to be registered, by inclusion of such Warrant Shares in the registration statement which covers the securities which the Company proposes to register. The Company will pay all registration expenses in connection with each registration of Warrant Shares pursuant to this Section 5.

(b) If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by this Section 5 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by a holder of this Warrant, use its reasonable commercial efforts to arrange for such underwriters to include all the Warrant Shares to be offered and sold by such holder among the securities to be distributed by such underwriters

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6. Registration Procedure. Whenever the holder of this Warrant has properly requested that any Warrant Shares be registered pursuant to the terms of this Warrant, the Company shall effect the registration for the sale of such Warrant Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a) prepare and file with the SEC a registration statement with respect to such Warrant Shares and cause such registration statement to become effective;

(b) notify such holders of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c) furnish to such holders such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Warrant Shares owned by such holders;

(d) register or qualify such Warrant Shares under such other securities or blue sky laws of such jurisdictions as such holders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Warrant Shares owned by such holders; provided, however, that the Company shall not be required to: (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph; (ii) subject itself to taxation in any such jurisdiction; or (iii) consent to general service of process in any such jurisdiction;

(e) notify such holders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein, in light of the circumstances in which they are made, not materially misleading, and, at the reasonable request of such holders, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Warrant Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they are made, not materially misleading;

(f) provide a transfer agent and registrar for all such Warrant Shares not later than the effective date of such registration statement;

(g) make available for inspection by any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, managers, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

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(h) comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(i) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Warrant Shares included in such registration statement for sale in any jurisdiction, the Company shall use reasonable commercial efforts promptly to obtain the withdrawal of such order; and

(j) if the offering is underwritten, to furnish on the date that Warrant Shares are delivered to the underwriters for sale pursuant to such registration, an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters covering such issues as are reasonably required by such underwriters.

7. Rights Of The Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

8. Notices To Warrant Holders. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up. Any notice, request or other document required or permitted to be given hereunder or delivered to the Holder by the Company shall be in writing and delivered to the address provided by the Holder to the Company.

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9. Adjustment of Exercise Price and Number of Shares; Notice to Holder. In the event of changes in the series of equity securities of the Company comprising the Warrant Shares by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of Warrant Shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. Any adjustment made pursuant to this paragraph 9 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution immediately after the effective date of any such Company action. Whenever the Exercise Price is adjusted pursuant to any provision hereunder, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price following such adjustment to the number of the Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

10. Representations of Holder.

(a) The Holder represents and warrants that it is acquiring the Warrant and the Warrant Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Warrant Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Warrant Shares the Holder is acquiring are being acquired for, and will be held for, its account only.

(b) The Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(c) The Holder recognizes that the Warrant and the Warrant Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Warrant Shares, or to comply with any exemption from such registration.

(d) The Holder is aware that neither the Warrant nor the Warrant Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(e) The Holder further agrees not to make any disposition of all or any part of the Warrant or Warrant Shares in any event unless and until the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant Shares under the Act or any applicable state securities laws. The Company agrees that it will not require an opinion of counsel with respect to transactions under Rule 144 of the Securities Act of 1933, as amended, except in unusual circumstances.

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(f) The Holder understands and agrees that all certificates evidencing the Warrant Shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

(g) The Holder is an “accredited investor” as defined in Regulation D promulgated under the Act.

11. Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

12. Governing Law. This Warrant is made under and shall be governed by and construed in accordance with the internal laws of the State of Nevada without regard to principles relating to conflict of laws.

13. Authorized Shares. The Company covenants that during the period that this Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof.

14. Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company acknowledges and agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

15. Severability. Wherever possible each provision of this Warrant shall be construed and interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions of this Warrant.

16. Headings. The headings used in this Warrant are for the convenience of 0 reference only and otherwise shall not for any purpose be deemed a part of this Warrant.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly signed as of the Original Issue Date first above referenced.

SALEEN AUTOMOTIVE, INC.

By:
Name:	Steve Saleen
Title:	Chief Executive Officer
Date:

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PURCHASE FORM

Dated: _____________________

The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _______ shares of Common Stock of Saleen Automotive, Inc. and hereby makes payment of $ ______ in payment of the actual exercise price thereof.

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:___________________________

(Please typewrite or print in block letters)

Address:__________________________

Signature:_________________________

ASSIGNMENT FORM

FOR VALUE RECEIVED, ___________________________hereby sells, assigns and transfers unto

Name:___________________________

(Please typewrite or print in block letters)

Address:__________________________

the right to purchase Common Stock of Saleen Automotive, Inc. represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date:_____________________________

Signature:_________________________